Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160359) of L-3 Communications Holdings, Inc. of our report dated March 24, 2011 relating to the financial statements of the L-3 Communications Corporation 2009 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 24, 2011